Exhibit 10.37

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into, effective as of April 5, 2006, between Saks Incorporated, a Tennessee corporation (the “Company”), and [NAME OF INDEMNITEE] (“Indemnitee”).

WHEREAS, it is essential to the Company that it attract and retain as directors and officers the most capable persons available;

WHEREAS, Indemnitee serves the Company as a director or officer, or both;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations; and

WHEREAS, in order to enhance Indemnitee’s continued and effective service to the Company, and in order to induce Indemnitee to provide continued services to the Company, the Company wishes to enter into this Agreement relating to the indemnification of, and the advancement of expenses to, Indemnitee as well as to the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies (the “D&O Insurance”).

NOW, THEREFORE, in consideration of the above premises and of Indemnitee’s continuing to serve the Company as a director or officer, or both, and intending to be legally bound hereby, the parties agree as follows:

1. Certain Definitions:

(a) The term Advance shall have the meaning assigned to it in Section 2(c).

(b) Board: The Board of Directors of the Company.

(c) Change in Control:

(i) Any person or entity, including a “group” as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company’s securities having 25 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

(ii) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the

Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or

(iii) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

(d) The term Company shall have the meaning assigned to it in the first paragraph of this Agreement.

(e) Disinterested Director: A director of the Company who is not a party to the Proceeding in respect of which indemnification or an Advance is sought by Indemnitee.

(f) The term D&O Insurance shall have the meaning assigned to it in the Recitals.

(g) Expenses: Any reasonable expense, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being a witness in, or participating (including on appeal), or preparing for any of the foregoing, in any Proceeding relating to any Indemnifiable Event, and any expenses of establishing a right to indemnification under any of Sections 2, 4 or 5 of this Agreement, in each case, to the extent reasonable.

(h) Indemnifiable Costs: Any and all Expenses, liability or loss, judgments, fines and amounts paid in settlement and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement.

(i) Indemnifiable Event: Any event or occurrence, either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was serving the Company as a director or officer, or both, or while serving in any such capacity is or was serving at the request of the Company as a director or officer, or both, of another corporation, partnership, joint venture, trust or other enterprise or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity with the Company, whether as a director or officer, or both, or in any other capacity, as described above.

(j) The term Indemnitee shall have the meaning assigned to it in the first paragraph of this Agreement.

(k) Independent Counsel: means a law firm, or a member of a law firm, selected in the manner provided in Section 3(a), that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the

Company or any of its subsidiaries or affiliates, (ii) Indemnitee or (iii) any other party to the Proceeding giving rise to a claim for indemnification or Advances hereunder, in any matter (other than with respect to matters relating to indemnification and advancement of expenses). No law firm or lawyer shall qualify to serve as Independent Counsel if that person would, under the applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(l) The term Other Indemnitees shall have meaning assigned to it in Section 8.

(m) The term Other Indemnification Agreements shall have the meaning assigned to it in Section 8.

(n) Proceeding: Any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, whether threatened, pending or completed prior to or after the execution of this Agreement, that relates to an Indemnifiable Event.

(o) Reviewing Party: The Reviewing Party shall be shall be (i) the Board acting by a majority vote of a quorum of Disinterested Directors, (ii) if a quorum of Disinterested Directors cannot be obtained, a committee designated by the Board (in which designation directors who are not Disinterested Directors may participate) consisting solely of two or more Disinterested Directors, which Committee shall act by majority vote, or (iii) if a quorum of Disinterested Directors cannot be designated under clause (i) above, and a committee cannot be designated under clause (ii) above, the Independent Counsel; provided that in the event of a Change in Control, the Reviewing Party shall be the Independent Counsel.

(p) The term Subsequent Determination shall have the meaning assigned to it in Section 2(d).

(q) The term TBCA shall have the meaning assigned to it in Section 2(c).

(r) The term Trust shall the meaning assigned to it in Section 8.

(s) The term Trustee shall have the meaning assigned to it in Section 8(b).

2. Agreement to Indemnify.

(a) General Agreement regarding Indemnification. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against Indemnifiable Costs, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto); provided that the Company’s commitment set forth in this Section 2(a) to indemnify Indemnitee shall be subject to the limitations and procedural requirements set forth in this Agreement.

(b) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Indemnifiable Costs, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(c) Advancement of Expenses. Indemnitee may request that the Company advance to Indemnitee any and all Expenses incurred by Indemnitee (an “Advance”), prior to final disposition of any Proceeding. The Company shall make such an Advance to Indemnitee if:

(i) Indemnitee furnishes to the Company a Request, Affirmation and Undertaking, executed by Indemnitee, substantially in the form attached hereto as Exhibit A;

(ii) the Reviewing Party makes a determination that the facts then known would not preclude indemnification of Indemnitee under the Tennessee Business Corporation Act (the “TBCA”); and

(iii) the Advance is authorized by the Reviewing Party, provided that if the Reviewing Party is the Independent Counsel, the Advance shall be authorized by those entitled to select the Independent Counsel pursuant to Section 3(a).

Advances shall be made without regard to Indemnitee’s ability to repay the Expenses. Indemnitee’s obligation to reimburse the Company for Advances shall be unsecured and no interest shall be charged thereon. The Reviewing Party shall make a determination with respect to Indemnitee’s entitlement to an Advance, and a decision shall be made regarding the authorization of the Advance, pursuant to this Section 2(c), in each case to the extent practical, not later than 60 calendar days after receipt by the Company of a request for such Advance (which request shall include an itemization, in reasonable detail, of the Expenses for which advancement is sought). The Company shall notify Indemnitee of the Reviewing Party’s determination regarding Indemnitee’s entitlement to an Advance, and the decision regarding the Advance, no later than two business days after the decision regarding such authorization has been made. If it is determined that Indemnitee is not entitled to an Advance, the Company shall specify in its notice to Indemnitee which of the conditions of this Section 2(c) has not been satisfied. If it is determined that Indemnitee is entitled to an Advance and the Advance has been authorized pursuant to this Section 2(c), the Company shall pay such Advance within 10 business days of such authorization. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed).

(d) Effect of Subsequent Determination by Reviewing Party. Following an initial determination pursuant to Section 2(c) that Indemnitee is entitled to Advances with respect to a Proceeding, and the authorization of such Advances pursuant to Section 2(c), the Company shall, subject to this Section 2(d), continue to provide Advances to Indemnitee with respect to such Proceeding, provided that any request for such an additional Advance must be accompanied by an itemization, in reasonable detail, of the Expenses for which advancement is sought. Any such Advances shall be paid by the Company within 30 days of a request therefor. Notwithstanding the foregoing, the Company shall have no further obligation to make Advances to Indemnitee with respect to a Proceeding if the Reviewing Party makes a determination on the basis of additional facts made known to it subsequent to the initial determination referenced in Section 2(c)(ii), that the Company would be precluded from indemnifying Indemnitee under the TBCA in connection with such Proceeding (a “Subsequent Determination”). If the Reviewing Party is the Board or a committee of the Board, the Board or such committee may at any time consider whether a Subsequent Determination is warranted. If the Reviewing Party is the Independent Counsel, the Board or a committee of the Board may at any time request that the Independent Counsel consider whether a Subsequent Determination is warranted.

(e) Exception to Obligation to Indemnify and Advance Expenses. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Board has consented to the initiation of such Proceeding; or (ii) the Proceeding is one to enforce Indemnitee’s rights under Section 5.

3. Independent Counsel.

(a) Selection of Independent Counsel. The Independent Counsel, if any, shall be selected by (i) the Board acting by a majority vote of a quorum of Disinterested Directors, (ii) if a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee designated by the Board (in which designation directors who are not Disinterested Directors may participate) consisting solely of two or more Disinterested Directors or (iii) if a quorum of Disinterested Directors cannot be designated under clause (i) above, and a committee cannot be designated under clause (ii) above, by majority vote of the full Board (in which vote directors who are not Disinterested Directors may participate).

(b) Role of Independent Counsel. After a Change in Control, the Board shall seek legal advice only from the Independent Counsel with respect to all determinations concerning the rights of Indemnitee to indemnity payments and Advances under this Agreement or any other agreement or under applicable law or the Company’s Amended and Restated Charter or Amended and Restated By-laws now or hereafter in effect relating to indemnification for Indemnifiable Events. The Independent Counsel shall render its written opinion to the Board and Indemnitee as to whether and to what extent Indemnitee should be permitted to be indemnified under applicable law. Such indemnification shall be subject to authorization by those entitled to select the Independent Counsel pursuant to Section 3(a). The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4. Process and Appeal.

(a) Indemnification Payment.

(i) A determination with respect to Indemnitee’s entitlement to indemnification and authorization of such indemnification shall, to the extent practicable, be made not later than 60 calendar days after receipt by the Company of a written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification). Indemnitee shall be notified of the determination with respect to Indemnitee’s entitlement to indemnification no later than two business days thereafter.

(ii) Indemnitee shall be entitled to indemnification of Indemnifiable Costs, and shall receive payment thereof, from the Company within 10 business days after the Reviewing Party has made its determination with respect to Indemnitee’s entitlement to indemnification and such indemnification has been authorized in accordance with the terms of this Agreement.

(b) Suit to Enforce Rights. If (i) no determination of entitlement to an Advance or indemnification shall have been made within the time limitation for such determinations set forth in Sections 2(c) or 4(a)(i), (ii) payment of an Advance or indemnification pursuant to Section 2(c) or 4(a)(ii) is not made within the period permitted for such payments by such sections or (iii) the Reviewing Party determines pursuant to Section 2(c) or 4(a) that Indemnitee is not entitled to an Advance or indemnification, then Indemnitee shall have the right to enforce the rights granted under this Agreement by commencing litigation in any court of competent jurisdiction in the State of Tennessee seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by Indemnitee within six months of the date of the Reviewing Party’s determination shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee in law or equity.

(c) Burden of Proof, Defense to Indemnification, and Presumptions.

(i) To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification (or payment of Advances) hereunder, the Reviewing Party shall presume that an Indemnitee is entitled to indemnification (or payment of Advances) under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Reviewing Party of any determination contrary to that presumption.

(ii) It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed or pay the Advances requested.

(iii) For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5. Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses to the fullest extent permitted by law and advance Expenses to Indemnitee (pursuant to the procedures set forth in Section 2(c)) that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

(a) enforcement of this Agreement;

(b) indemnification of Indemnifiable Costs or payment of Advances by the Company under this Agreement or any other agreement or under applicable law or the Company’s Amended and Restated Charter or Amended and Restated By-laws now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or

(c) recovery under directors’ and officers’ liability insurance policies maintained by the Company.

6. Notification and Defense of Proceeding.

(a) Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. The failure to notify or promptly notify the Company shall not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement, and shall not relieve the Company from liability hereunder except to the extent the Company has been prejudiced or as further provided in Section 6(d).

(b) Suits by or in Right of Company. In the event any Proceeding is by or in the right of the Company or any of its subsidiaries, Indemnitee may, at the option of Indemnitee, either control the defense thereof or accept the defense provided under the D&O Insurance; provided, however, that Indemnitee may not control the defense if such decision would affect the coverage provided by the D&O Insurance, if any, to Indemnitee, the Company or the other directors and officers covered thereby. The Company shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Company or any of its subsidiaries.

(c) Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise noted herein, to the extent the Company so wishes, it may assume the defense thereof with counsel selected by the Company. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ separate counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, or (iii) the Company shall not within 60 calendar days in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Company.

(d) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. Neither the Company nor Indemnitee shall settle any Proceeding in any manner that would impose any penalty or limitation on the other party without the other party’s written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

7. Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the laws of the State of Tennessee, the Company’s Amended and Restated Charter, Amended and Restated By-laws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Amended and Restated Charter, Amended and Restated By-laws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

8. Establishment of Trust. Promptly following the occurrence of a Change in Control, the Company shall create a grantor or “rabbi” trust (the “Trust”) for the benefit of Indemnitee and the other indemnitees (the “Other Indemnitees”) who are parties to agreements with the Company that are similar to this Agreement (the “Other Indemnification Agreements”). The Company shall fund the Trust from time to time in an amount sufficient to satisfy any and all amounts reasonably anticipated to be incurred pursuant to this Agreement and the Other Indemnification Agreements, including, without limitation, all Expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in, or defending any Proceeding. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be recommended by the Independent Counsel and determined by those entitled to select the Independent Counsel pursuant to Section 3(a). The terms of the Trust shall provide that:

(a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee and the Other Indemnitees;

(b) the trustee of the Trust (the “Trustee”) shall make Advances to Indemnitee within the time periods specified by Section 2(c) for the making of Advances by the Company following the determination and authorization specified by Section 2(c);

(c) the Trust shall continue to be funded by the Company in accordance with the funding obligations set forth in this Section 8;

(d) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to Section 2 of this Agreement; and

(e) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee and the Other Indemnitees have been fully indemnified under the terms of this Agreement and the Other Indemnification Agreements.

The Trustee shall be a bank or trust company chosen by the Company and having assets in excess of $10 billion. Nothing in this Section 8 shall relieve the Company of any of its obligations under this Agreement. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

9. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ or officers’ liability insurance, Indemnitee, if a director or officer of the Company, shall be covered by such policy or policies, in accordance with its or their terms.

10. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

12. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (whether under the Company’s Amended and Restated Charter, the Company’s Amended and Restated By-laws, any insurance policy, by law, or otherwise) of the amounts otherwise indemnifiable hereunder.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve the Company or, at the Company’s request, any other enterprise, as a director or officer, or both.

14. Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

16. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

750 Lakeshore Parkway

Birmingham, AL 35211

Attn: General Counsel

and

to Indemnitee at:

[INDEMNITEE]

[ADDRESS]

Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

COMPANY:	SAKS INCORPORATED

By:
Name:
Title:

INDEMNITEE:	[INDEMNITEE]

Exhibit A

REQUEST, AFFIRMATION, AND UNDERTAKING

Saks Incorporated

750 Lakeshore Parkway

Birmingham, AL 35211

The Board of Directors:

I hereby request, pursuant to the Amended and Restated Charter (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of Saks Incorporated (the “Company”), and the Indemnification Agreement between myself and the Company dated as of                                      (the “Agreement”), that the Company advance reasonable expenses incurred by me in connection with [a Proceeding as defined in the Agreement] (the “Proceeding”).

Subject to the Charter, the Bylaws, the Agreement, and Sections 48-18-502, 48-18-504, 48-18-506 and 48-18-507 of the Tennessee Business Corporation Act and to induce the Company to advance reasonable expenses incurred by me in connection with the Proceeding pursuant to Section 2(c) of the Agreement:

•	I affirm that it is my good faith belief that:

(a) my conduct in connection with the matters that are the subject of the Proceeding (my “Conduct”) was undertaken in good faith;

(b) I reasonably believed, to the extent that my Conduct was undertaken in my official capacity with the Company, that it was in the Company’s best interest;

(c) I reasonably believed, in all cases not covered by paragraph (b) above, that my Conduct was at least not opposed to the best interests of the Company; and

(d) In the case of any criminal proceeding, I had no reasonable cause to believe that my Conduct was unlawful.

•	I hereby undertake and agree to repay to the Company any funds advanced to me or paid on my behalf if it is ultimately determined that I am not entitled to indemnification. I shall make any such repayment promptly following written notice from the Company of such determination.

•	I agree that payment by the Company of my expenses in connection with the Proceeding in advance of the final disposition thereof shall not be deemed an admission by the Company that it shall ultimately be determined that I am entitled to indemnification.

[Name of Recipient]

[Signature]

Date:

A-1

Schedule of Parties to

Indemnification Agreements

Non-Employee Directors

Ronald de Waal

Stanton J. Bluestone

Robert B. Carter

Julius W. Erving

Michael S. Gross

Donald E. Hess

Nora P. McAniff

C. Warren Neel

Marguerite W. Sallee

Christopher J. Stadler

Executive Officers

R. Brad Martin, Chairman of the Board of Directors

Stephen I. Sadove, Chief Executive Officer and Director

James A. Coggin, President and Chief Administrative Officer

Douglas E. Coltharp, Executive Vice President and Chief Financial Officer

Charles J. Hansen, Executive Vice President and General Counsel

Kevin G. Wills, Executive Vice President of Finance and Chief Accounting Officer

A-2